EXHIBIT INDEX

99.1	Trustee’s report in respect of the August 16, 2010 distribution to holders of the PreferredPLUS Trust Certificates Series ALL- 1.

EXHIBIT 99.1

DISTRIBUTION REPORT
FOR
PreferredPLUS TRUST SERIES ALL-1

DISTRIBUTION DATE
AUGUST 16, 2010
CLASS A CUSIP NUMBER 740434832
CLASS B CUSIP NUMBER 740434790

(i)

the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 8.207% Hanover Insurance Group Inc. Junior Subordinated Debentures Series B due 2027 (the “Underlying Securities”):

Interest:	$1,995,121.70
Principal:	0.00
Premium:	0.00

(ii)	the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$1,000.00

(iii)

the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Class A:
Interest:	$1,944,800.00
Principal:	$0.00
Unpaid Interest Accrued:	$0.00

Class B:
Interest:	$50,321.70
Principal:	$0.00
Unpaid Interest Accrued:	$0.00

(iv)

the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

Principal Amount:	$48,620,000
Interest Rate:	8.207%
Rating:
Moody’s Investor Service	Ba1
Standard & Poor’s Rating Service	BB-

(v)	the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

Class A: ($25 Stated Amount)
Initial Principal Balance:	$48,620,000
Reduction:	(0)

Principal Balance 08/16/10:	$48,620,000

Class B: ($25 Notional Principal Amount)
Initial Notional Balance:	$48,620,000
Reduction:	(0)

Principal Balance 08/16/10:	$48,620,000